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                          CERTIFICATE OF INCORPORATION

                                       OF

                       OGDEN MARTIN SYSTEMS OF HUNTINGTON

                          RESOURCE RECOVERY EIGHT CORP.

                  The undersigned, for the purpose of organizing a corporation under the General Corporation Law of Delaware, does hereby certify:

                  FIRST: The name of the Corporation is Ogden Martin Systems of Huntington Resource Recovery Eight Corp.

                  SECOND: The address of the Corporation's registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, Wilmington, Delaware 19801 in the County of New Castle and the name of its registered agent at such address is The Corporation Trust Company.

                  THIRD: The nature of the business or purposes to be conducted or promoted by the Corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of Delaware.

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                                     - 2 -

                  FOURTH: The total number of shares of stock which the Corporation shall have authority to issue is ONE THOUSAND FIVE HUNDRED (1,500), which shares shall be of one class, shall be designated Common Stock and shall have no par value.

                  FIFTH: The name and mailing address of the incorporator is:

                           Frank C. Shaw
                           Nixon, Hargrave, Devans & Doyle
                           One Thomas Circle, N.W.
                           Suite 800
                           Washington, D.C. 20005

                  SIXTH: For the management of the business and for the conduct of the affairs of the corporation, and in further definition, limitation and regulation of the powers of the Corporation and of its directors and stockholders, it is further provided that:

                  1. The election of the directors of the Corporation need not be by written ballot unless the Bylaws so require; and

                  2. In furtherance and not in limitation of the powers conferred by statute, the board of

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                                     - 3 -

                           directors is expressly authorized to make, alter or repeal the Bylaws of the Corporation.


                  EIGHTH: No director of the Corporation shall be held personally liable to the Corporation or its stockholders for monetary damages for any breach of fiduciary duty in his capacity as a director, provided that liability shall not be eliminated or limited (1) for a breach of the director's duty of loyalty to the Corporation or its stockholders, or (2) for acts or omissions not in good faith or involving intentional misconduct or a knowing violation of law, or (3) for any transaction from which the director derived an improper personal benefit, or (4) for acts in violation of Section 174 of the General Corporation Law. Any repeal or amendment of this Article, insofar as it would in any way enlarge the liability of any director of the Corporation, shall be ineffective with respect to any acts or omissions occurring prior to the date of such repeal or amendment.

                  IN WITNESS WHEREOF, the undersigned has executed this Certificate of Incorporation on October 7, 1991.

                                       /s/ Frank C. Shaw
                                       -----------------------------------------
                                       Frank C. Shaw, Incorporator

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                            CERTIFICATE OF AMENDMENT

                                       OF

                          CERTIFICATE OF INCORPORATION

                                       OF

        OGDEN MARTIN SYSTEMS OF HUNTINGTON RESOURCE RECOVERY EIGHT CORP.

                                  * * * * * * *

         Ogden Martin Systems of Huntington Resource Recovery Eight Corp. (the "Corporation"), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, DOES HEREBY CERTIFY:

         1. That pursuant to written consents of the Board of Directors and the sole stockholder of the Corporation, resolutions were duly adopted amending the Certificate of Incorporation of the Corporation as follows:

         RESOLVED, that the first Article of the Certificate of Incorporation of the Corporation is amended to read as follows:

                  "FIRST:  The name of the corporation is:

                  Ogden Martin Systems of Long Island, Inc."

         2. That the foregoing Amendment to the Certificate of Incorporation was duly adopted in accordance with Section 242 of the Delaware General Corporation Law.

         IN WITNESS WHEREOF, said Ogden Martin Systems of Huntington Resource Recovery Eight Corp. has caused this Certificate to be signed by William C. Mack, its Executive Vice President, and attested by Louis D. Montresor, its Assistant Secretary, this 10th day of October, 1991.

                                             /s/ William C. Mack
                                             -----------------------------------
                                             William C. Mack
                                             Executive Vice President

Attest:

/s/ Louis D. Montresor
---------------------------------
Louis D. Montresor
Assistant Secretary

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             CERTIFICATE OF CHANGE OF LOCATION OF REGISTERED OFFICE
                             AND OF REGISTERED AGENT

It is hereby certified that:

1. The name of the corporation (hereinafter called the "corporation") is

         OGDEN MARTIN SYSTEMS OF LONG ISLAND, INC.

2. The registered office of the corporation within the State of Delaware is hereby changed to 1013 Centre Road, City of Wilmington 19805, County of New Castle.

3. The registered agent of the corporation within the State of Delaware is hereby changed to The Prentice-Hall Corporation System, Inc., the business office of which is identical with the registered office of the corporation as hereby changed.

4. The corporation has authorized the changes hereinbefore set forth by resolution of its Board of Directors.

Signed on 1/15, 1996

                                            /s/ Timothy J. S[?????]
                                            ------------------------------------
                                                 Authorized Officer

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            CERTIFICATE OF AMENDMENT OF CERTIFICATE OF INCORPORATION

                                       OF

                    OGDEN MARTIN SYSTEMS OF LONG ISLAND, INC.

It is hereby certified that:

                  1. The name of the corporation (hereinafter the "corporation") is OGDEN MARTIN SYSTEMS OF LONG ISLAND, INC.

                  2. The certificate of incorporation of the corporation is hereby amended by striking out Article One thereof and by substituting in lieu of said Article the following new Article:

                  Article One: The name of the corporation (hereinafter called the "corporation") is COVANTA LONG ISLAND, INC.

                  3. The amendment of the certificate of incorporation herein certified has been duly adopted in accordance with the provision of
Section 242 and 228 of the General Corporation Law of the State of Delaware.

                  IN WITNESS WHEREOF, I have duly executed this certificate of amendment this 14th day of March ___, 2001.

                                               /s/ Patricia Collins
                                               ---------------------------------
                                               Name:  PATRICIA COLLINS
                                               Title:  ASST. SECRETARY